UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 12, 2006
Date of Earliest Event Being Reported: September 6, 2006
Commission file number 1-10948
OFFICE DEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)
(561) 438-4800
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On September 6, 2006, the Board of Directors of Office Depot, Inc. (the “Board”) elected Marsha Johnson Evans and Kathleen Mason as directors to the Board. Prior to their election, the Board in accordance with Office Depot’s Bylaws, voted to increase the number of directors on the Board from 10 to 12. Ms. Mason and Ms. Evans will fill the two new board seats. Ms. Mason was also appointed to the Audit Committee of the Board and Ms. Evans was appointed to the Compensation Committee of the Board. Ms. Evans previously served as the President of the American Red Cross until December, 2005 when she retired. Ms. Mason is currently the Chief Executive Officer of Tuesday Morning Corporation. A copy of the press release issued September 11, 2006 announcing the election of Ms. Mason and Ms. Evans is attached hereto as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits
Exhibit 99.1 News release of Office Depot, Inc. issued on September 11, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: September 12, 2006	By:	/s/ David C. Fannin
David C. Fannin
Executive Vice President and General Counsel

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